Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Independent Auditors", "Experts", and "Financial Statements" and to the use of our report dated January 24, 1997, with respect to the financial statements of First Golden American Life Insurance Company of New York included in the DVA Plus Deferred Combination Variable and Fixed Annuity Prospectus and in the PrimElite Deferred Combination Variable and Fixed Annuity Prospectus, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-16501) and related Prospectus of Separate Account NY-B.

Our audit also included the financial statement schedule of First Golden American Life Insurance Company of New York included in Item 24(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                     /s/ Ernst & Young LLP


Des Moines, Iowa
March 14, 1997
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